UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2018
Mammoth Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware		32-0498321
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
001-37917
(Commission File Number)
14201 Caliber Drive Suite 300 Oklahoma City, Oklahoma		73134
(Address of principal executive offices)		(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Credit and Security Agreement
On July 9, 2018, Mammoth Energy Services, Inc., a Delaware corporation (“Mammoth”), and certain of its direct and indirect subsidiaries, as borrower, entered into a third amendment to Mammoth’s revolving credit and security agreement with the lenders party thereto and PNC Bank, National Association, as a lender and as agent for the lenders (the “Third Amendment”). Among other things, the Third Amendment permits (i) the declaration of quarterly cash distributions on the shares representing equity of Mammoth if, among other things, after giving effect to the payment of such dividend or distributions contemplated by the declaration, pro forma excess availability would be no less than 22.5% of the maximum available credit and no default or event of default exists, (ii) the payment of the declared dividends or distributions if (x) such dividends or distributions are made within sixty (60) days after the declaration thereof and (y) on the date such dividends or distributions are made, (1) after giving effect to the payment of such dividend or distribution, pro forma excess availability would be no less than 22.5% of the maximum available credit and (2) no material default or material event of default shall have occurred, or would result therefrom, and (iii) the issuance of third-party surety bonds in favor of Mammoth and its subsidiaries in relation with their bonded contracts, in each case subject to the additional limitations described in the Third Amendment.
The preceding summary of the Third Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Amendment to Pressure Pumping Agreement
On July 10, 2018, Stingray Pressure Pumping LLC (“Stingray Pressure Pumping”), a wholly-owned subsidiary of Mammoth, entered into Amendment No. 2 (the “Pressure Pumping Amendment”) to that certain Amended & Restated Master Services Agreement for Pressure Pumping Services, effective as of October 1, 2014, as amended effective January 1, 2016 (the “Existing Pressure Pumping Agreement”), with Gulfport Energy Corporation (Nasdaq: GPOR) (“Gulfport”). Under the Existing Pressure Pumping Agreement, Stingray Pressure Pumping provides hydraulic fracturing, stimulation and related completion and rework services to Gulfport with two dedicated frac spreads and related equipment (the “Pressure Pumping Services”). The initial term of the Existing Pressure Pumping Agreement was schedule to expire on September 30, 2018. The Pressure Pumping Amendment extends the term of the Existing Pressure Pumping Agreement until December 31, 2021, unless it is terminated earlier in accordance with its terms, and expands the service area to include both Ohio and Oklahoma. The Pressure Pumping Amendment also provides that Gulfport has the right to suspend Pressure Pumping Services for up to one crew by providing Stingray Pressure Pumping with at least 90 days prior written notice. While such services are suspended, Gulfport will have no payment or other obligation to Stingray Pressure Pumping associated with the suspended crew. Stingray Pressure Pumping will be obligated to resume any such suspended Pressure Pumping Services upon 90 days prior written notice by Gulfport to Stingray Pressure Pumping, unless such notice is waived by Stingray Pressure Pumping. Unless the parties otherwise mutually agree, Gulfport’s request for the resumption of any suspended Pressure Pumping Services shall be for a minimum of 45 days. The Pressure Pumping Amendment also provides that monthly service fees payable by Gulfport to Stingray Pressure Pumping under the Existing Pressure Pumping Agreement will be adjusted on a pro-rata basis for any resumption period.
The Pressure Pumping Amendment also provides that for the period July 1, 2018 through September 30, 2018 (the “Initial Suspension Period”), the Pressure Pumping Services contemplated by the Existing Pressure Pumping Agreement will be suspended and Stingray Pressure Pumping may use the dedicated frac spreads for other customers, provided, however, if during the Initial Suspension Period Stingray Pressure Pumping’s use of the dedicated frac spreads for other customers does not reach a certain level, then Gulfport will pay agreed costs to Stingray Pressure Pumping and Stingray Pressure Pumping will perform services for Gulfport with respect to such amount. In addition, if during the Initial Suspension Period Stingray Pressure Pumping is unable to utilize the dedicated frac spreads for other customers, Gulfport will pay agreed recoupment costs to Stingray Pressure Pumping. Such recoupment costs, if any, will be paid by Gulfport, and the related services will be performed by Stingray Pressure Pumping, during the period of October 1, 2018 to December 31, 2018.

Gulfport owns approximately 22% of Mammoth’s outstanding common stock. One of Mammoth’s directors is Gulfport’s designee pursuant to that certain investor rights agreement between Mammoth and Gulfport, dated as of October 12, 2016, entered into by the parties thereto in connection with Mammoth’s initial public offering. Additional information regarding Mammoth’s material relationships and related party transactions with Gulfport is set forth under the heading “Certain Relationships and Related Transactions” in Mammoth’s definitive proxy statement on Schedule 14A, filed by Mammoth with the Securities and Exchange Commission on April 25, 2018, as may be updated or supplemented by subsequent filings Mammoth makes with the SEC, and the notes to Mammoth’s consolidated financial statements included in Mammoth’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which information is incorporated herein by reference
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above with respect to the Third Amendment is incorporated herein by reference, as applicable.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Third Amendment to Revolving Credit and Security Agreement, dated as of July 9, 2018, by and among Mammoth Energy Services, Inc., and certain of its direct and indirect subsidiaries, the lenders party to the Revolving Credit and Security Agreement from time to time and PNC Bank, National Association, as a lender and agent for the lenders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	July 13, 2018	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary